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                                                                  EXHIBIT 10.7

              [LOGO]  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

           STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
               (Do not use this form for Multi-Tenant Property)

1.  BASIC PROVISIONS ("BASIC PROVISIONS")

     1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, April 11, 1995 is made by and between Joseph Rubino and Dorothy Rubino Inter Vivos Trust, et. al. ("LESSOR") and Headway Technologies, Inc., "A California Corporation" ("LESSEE") (collectively the "PARTIES," or individual a "PARTY").

     1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of the Lease, and commonly known by the street address of 100 South Milpitas Boulevard, Milpitas located in the County of Santa Clara State of California and generally described as (describe briefly the nature of the property) an approximately 30,816 square foot free-standing R&D/manufacturing building on approximately 2.02 acres, including 112 parking spaces. ("PREMISES"). (See Paragraph 2 for further provisions.

     1.3 TERM: Five (5) years and 0 months ("ORIGINAL TERM") commencing July 1, 1995 ("Commencement Date") and ending June 30, 2000 ("EXPIRATION DATE"). (See Paragraph 3 for further provisions.

     1.4 EARLY POSSESSION: N/A ("EARLY POSSESSION DATE") (See Paragraphs 3.2 and 3.3 for further provisions.)

     1.5 BASE RENT: $17,719.20 per month ("BASE RENT"), payable on the 1st day of each month commencing July 1, 1995 (See Paragraph 4 for further provisions.)

[_] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 BASE RENT PAID UPON EXECUTION: $17,719.20 as Base Rent for the Period July 1, 1995 through July 31, 1995

     1.7 SECURITY DEPOSIT: $17,719.20 ("SECURITY DEPOSIT"). (See Paragraph 5 for further provisions.)

     1.8 PERMITTED USE: marketing, R&D, manufacturing warehouse and corporate office (See Paragraph 6 for further provisions.)

     1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

     1.10 REAL ESTATE BROKERS: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

BT Commercial represents
[X]  Lessor exclusively ("LESSOR'S BROKER");  __ both Lessor and Lessee, and
CB Commercial represents
[X]  Lessee exclusively ("LESSEE'S BROKER");   __ both Lessee and Lessor.  (See
Paragraph 15 for further provisions.)

     1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("GUARANTOR"). (See Paragraph 37 for further provisions.)

     1.12 ADDENDA. Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 93 and Exhibits A, B and C all of which constitute a part of this Lease.

2.  PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within forty-five
(45) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six
(6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.4 Acceptance of Premises Subject to Lessor's obligations under Paragraphs 2.2, 2.3, 72. and 53, Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

3.  TERM.

     3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in paragraph 1.3.

     3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

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     3.3  DELAY IN POSSESSION. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.   RENT.

     4.1 BASE RENT. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, (except as provided in Paragraphs 9.6(a) and 14.) on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other person or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by the Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein) that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.   USE.

     6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that unreasonably disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

     6.2  HAZARDOUS SUBSTANCES.

     (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

     (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor. Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

     (c) INDEMNIFICATION. Lessee shall indemnity, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by Lessee or its assignees or sublessees and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

     6.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease Paragraph 2.3, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to Lessee's use and occupancy of the Premises during the term of this Lease (including but not limited to matters pertaining to (i) industrial hygiene, (iii) (iii) Lessee's use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) (as defined in paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operations, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.   MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
     ALTERATIONS.

     7.1  LEASSEE'S OBLIGATIONS.

     (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.).

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7.2 (Lessor's obligations to repair), 9(damage and destruction, and 14
(condemnation). Lessee shall, at Lessee's sole cost and expense and at all to keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs are as a result of Lessee's use, any prior use, the elements of the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or under pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detector systems and equipment, fire hydrants, fixtures, walls (interior and) ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks located in, on, about, or adjacent to the Premises, Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven
(7) years.

     (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if located on the
Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation system, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

     7.2 LESSOR'S OBLIGATIONS. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises, 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Less under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

     7.3  UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

     (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all carpeting, window coverings, air lines, panels, electrical distribution, security, fire protection systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises from that which is provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWN ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations, in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls.

     (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alterations or Utility Installation to Lessor prior to commencement of the thereon, and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor.

     (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

     7.4  OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

     (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7 all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this l, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

     (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

     (c) SURRENDER/RESTORATION. Lessee shall surrender those portions of the Premises that Lessee is required to maintain by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.  INSURANCE; INDEMNITY.

     8.1 PAYMENT FOR INSURANCE. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

     8.2  LIABILITY INSURANCE.

     (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES" Endorsement and contain the "AMENDMENT OF THE POLLUTION EXCLUSION" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "INSURED CONTRACT" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

     (b) CARRIED BY LESSOR. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall be named as an additional insured therein.

     PAGE 3

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  8.3  PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

     (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDER(S)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

     (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all real estate taxes, insurance, costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lessee is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

     (d) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to Insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

     8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installation in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

     8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clause as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     8.6 WAIVER OF SUBROGATION. Notwithstanding any other provision of this Lease, without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8.* The effect of such releases and waivers on the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     8.7 INDEMNITY. See Addendum. Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees, or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. See Addendum. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor.

9.  DAMAGE OR DESTRUCTION.

     9.1  DEFINITIONS.

     (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

     (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

     (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

     (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

     (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 PARTIAL DAMAGE - INSURED LOSS. If the Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lease shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph
9.3 rather than Paragraph 9.2 notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor, Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment, in such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

     9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("EXERCISE PERIOD"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

     9.6  ABATEMENT OF RENT: LESSEE'S REMEDIES.

     (a) In the event of damage described in paragraph 9.2 (Partial Damage - Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

     (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.8 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor, Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

     9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  REAL PROPERTY TAXES.

     10.1 (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lease shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

     (b) ADVANCE PAYMENT. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

     10.2 Definition of "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     10.4 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together any taxes thereon.

12.  ASSIGNMENT AND SUBLETTING.

     12.1  LESSOR'S CONSENT REQUIRED.

          (a Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "Assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under the subject to the terms of Paragraph 36.

          (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis of more than 50% or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent where such consent is required, shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or O88) upon thirty (30) days written notice ("LESSOR'S NOTICE"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

          (d) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

     12.2  TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) *, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

          (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee.
However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises. If any, together with a non-refundable deposit of $500 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfer to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary, Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

          (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

          (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  DEFAULT; BREACH; REMEDIES.

     13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraph 13.2 and/or 13.3:

          (a) The abandonment of the Premises.

          (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers, threatens life or property, where such failure continues for a period of three (3) business days following written notice thereof by or on behalf of Lessor to Lessee.

          (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duty execute original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37.* the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease required under Paragraph 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (vii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 here* that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) The making by lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "Debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution of other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is no discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

     13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice thereof. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1 with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and Abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under Lease, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

          (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent of such overdue amount if the rent remains unpaid after three business days after Lessee's receipt of notice of nonpayment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, the notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 BREACH BY LESSOR. Lessor shall not be deemed in Breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"). This Lease shall terminate as to the part so taken as of the date the condemning authority takes

                                    PAGE 7
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title or possession, whichever first occurs.  If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority taxes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority, Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  BROKER'S FEE.

     15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

     15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers, the sum of $ per agreement) for brokerage services rendered by said Brokers to Lessor in this transaction.

     15.3 Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease, or (b) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent properly in which Lessor has an interest, or
(e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

     15.4 Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

     15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, fir or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

     15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.  TENANCY STATEMENT.

     16.1 Each Party (as "RESPONDING PARTY") shall within ten (10) business days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due and within 3 business days after written notice thereof from Lessor shall bear interest from the thirty-first
(31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS: Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto with respect to any default or breach hereof by either Party.

23.  NOTICES.

     23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently delivered on the date of actual receipt or refusal of delivery. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes.
Either Party may be written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

     23.2 If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval or, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statement and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

                                    PAGE 8
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27.  CUMULATIVE REMEDIES.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT: CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purposes notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not; (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

     30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "Non-Disturbance Agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     30.4. SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEY'S FEES. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suite, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "FOR LEASE" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations).

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  CONSENTS.

          (a) Except for paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects, attorneys, engineers or other consultants' fees) reasonably incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lease to Lessor upon receipt of an invoice and supporting documentation therefor. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

          (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.  GUARANTOR.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observances and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  OPTIONS.

     39.1 DEFINITION. As used in this Paragraph 39 the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of the first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

     39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

     39.3 MULTIPLE OPTIONS. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

     39.4  Effect of Default on Options.

          (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three
(3) or more notices of Default under Paragraph 13.1 which are not cured within 5 days of receipt of notice of default during the twelve (12) month period immediately preceding the exercise of the Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period which are not cured within 5 business days of receipt of notice of default, or (iii) if Lessee commits a Breach of this Lease.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "Under Protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on its behalf, if Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not adversely change Lessee's rights or obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.



LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL, FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES, NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at ___________________________    Executed at__________________________
on ____________________________________    on __________________________________
by LESSOR:                                 by LESSEE:
Joseph Rubino and Dorothy Rubino,          Headway Technologies, Inc.
---------------------------------------    -------------------------------------
Inter Vivos Trust et.al.                   _____________________________________
---------------------------------------

By  /s/  Joseph Rubino                     By /s/ Ralph Patterson
---------------------------------------    -------------------------------------
Name Printed:  Joseph Rubino               Name Printed:  Ralph Patterson
             --------------------------                  -----------------------
Title: ________________________________    Title:  President & CEO
                                                  ------------------------------

By  /s/  Dorothy Rubino                    By __________________________________
   ------------------------------------
Name Printed:  Dorothy Rubino              Name Printed: _______________________
             --------------------------
Title: ________________________________    Title:_______________________________
Address:_______________________________    Address:_____________________________
_______________________________________    _____________________________________
Tel. No.(___)________Fax No.(__)_______    Tel. No.(___)___________Fax No.(__)__

NET                                 PAGE 10

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax No. (213) 687-8616.

                              LEASE ADDENDUM NO. 1



This Lease Addendum No. 1 ("Addendum") is entered into effective as of 6/28, 1995, and modifies the Standard Industrial/Commercial Single-Tenant Lease--Net between Joseph Rubino and Dorothy Rubino Intervivos Trust et al, as Lessor, and Headway Technologies, Inc., as Lessee, dated 6/28/95 (the "Lease Form") and concerning property located at 100 South Milpitas Boulevard, Milpitas, California. Unless otherwise specified herein, all references herein to "Paragraphs" are to the paragraph numbers used in the Lease Form. The Lease Form and this Addendum are hereinafter collectively referred to as the "Lease." and each reference in the Lease Form to the "Lease" shall be deemed to refer to both documents collectively. This Addendum is an integral part of the Lease and, in the event of any inconsistency between this Addendum and the Lease Form, the terms of this Addendum shall control. Unless otherwise defined, all terms used in this Addendum shall have the same meanings as glen in the Lease Form.

49.  Title.  Lessor represents that it is not aware of any restrictions or
     -----
     limitations on title to the Premises other than those set forth on Exhibit
     A.

50.  Compliance With Laws.
     --------------------

     (a) Except as otherwise specifically provided in Paragraph 50(b) of this Addendum, Lessee shall have no obligation to (i) remedy or cure any instance of noncompliance with laws, ordinances, rules, and regulations exiting as of the Commencement Date, (ii) make or pay for (including, without limitation, any amortized portion of the cost of) any improvements or Alterations (as defined in Paragraph 7.3(a) of the Lease Form) to the Premises in order to comply with any laws, ordinances, rules, and regulations effective as of the Commencement Date, except to the extent such improvements and alterations are necessitated by Lessee's particular use of the Premises, or (iii) remedy, cure, or comply with any statute, regulation, ordinance, rule, policy, or other law relating to the use, storage, or release of Hazardous Substances, unless such use, storage, or release results from the acts or omissions of Lessee or its employees, agents, invitees or contractors. Without limiting the foregoing, but subject to Paragraph 50(b) of this Addendum, Lessee shall have no obligation to comply with Applicable Laws (as defined in Paragraph 6.3 of the Lease Form), and Lessee shall have no obligation to perform, supply, or pay for any work, materials, costs, or other expenses necessary to make the Premises or any part thereof comply with Applicable Laws (including, without limitation, any amortized portion of the cost thereof), to the extent such compliance (x) is necessitated by Lessee's installation of "General Alterations" (as defined in Paragraph 50(c) of this Addendum), or (y) is required under any Applicable Laws enacted after the Commencement Date; provided, however, that to the extent compliance is required under clause (y) of this sentence, Lessee shall reimburse Lessor, on a monthly basis (concurrently with payments of rent) the amortized cost of such Alterations computed on a straight-line basis over the useful life thereof, but only to the extent such amortized amounts are attributable to the term of the Lease.

     (b) Notwithstanding Paragraph 50(a) of this Addendum to the contrary, Lessee (at Lessee's sole cost) shall comply with (i) all requirements arising under The Americans With Disabilities Act of 1990 ("ADA"), including any instance of non-compliance existing prior to or after the Commencement Date, provided Lessee's obligation to comply with ADA requirements shall terminate upon expiration of the term or prior termination of the Lease, and (ii) all Applicable Laws to the extent compliance therewith is required as the result of "Lessee-Specific Alterations"' (as defined in Paragraph 50(c) of this Addendum) made to the Premises.

     (c) For purposes of this Paragraph 50, the term "Lessee-Specific Alterations" means Alterations to the Premises that are made by or at the request of Lessee and that are related to requirements that are unique or otherwise particular to Lessee's use and occupancy of the Premises (e.g., a clean room). For purposes of this Paragraph 50, the term "General Alterations" means Alterations (whether or not made by or at the request of Lessee) or improvements to the Premises that are general in nature and that would be required or expected to be made by any tenant occupying the Premises for general office toe and any other Alterations that do not constitute Lessee-Specific Alterations.

51.  Early Possession.  Lessee shall be allowed to take early possession of the
     ----------------
     Premises as soon as this Lease is executed by both Lessor and Lessee. The provisions of Paragraph 3.2 of the Lease Form are modified to the effect that during the early possession period Lessee shall pay insurance, utilities, management fee, and landscaping, which shall be prorated as regards Lessee's period of early possession, but not property tax for the Premises.

52.  Operating Expenses And Real Estate Taxes.  In addition to Base Rent, Lessee
     ------------------------------------------
     will be responsible for the cost of standard operating expenses, payable along with Base Rent on a monthly basis. Lessor shall send Lessee a yearly statement detailing the actual cost of such expenses and either providing a refund or requesting payment for the difference between the estimated amount and the actual amount. If additional amounts are due, they shall be payable within 20 days of receipt of the request for payment. The estimated annual operating expenses for 1995/1996 are as follows:

                              Estimated Annual Cost
                              ---------------------

              Taxes:        $22,560.00
              Insurance:    $ 4,680.00
              CAM:          $13,656.00
                            ----------
              TOTAL         $40,896.00

     The components of the estimated monthly total expenses for CAM (Common Area Maintenance) are as follows: landscaping - $375.00, pest control - $63, management fees $700.00. The fees charged for management are to cover the services to be provided by Lessor under the Form Lease and this Addendum.

53.  Condition of Premises at Lease Commencement.  Lessor, at its sole cost and
     -------------------------------------------
     expense, shall deliver the Premises with all building systems and components which are in existence prior to new tenant improvements in good working order and repair including, but not limited to HVAC, electrical, lighting, plumbing, ceiling tiles, structural integrity, roof, fire protection system and parking lot. Lessor shall remove existing VCT/CARPET on the ground floor and bead blast to expose concrete surface. Lessee shall be responsible for installation of Vi-Tex floor sealer per manufacturer's direction and replacing the VCT/carpet flooring which may be paid for from the Tenant Improvement Allowance (as defined in Paragraph 54(a) of this Addendum). Subject to the foregoing and to Paragraphs 2.2 and 2.3 of the Lease Form and Paragraph 50 of this Addendum, Lessee agrees to accept the premises in its current "as-is" condition

54.  Payment of Cost of Tenant Improvements.
     --------------------------------------

     (a) Subject to Paragraph 50 above, the Lessee shall be responsible for and pay for all costs associated with improving the Premises for its intended use. All such improvements shall be made pursuant to the requirements of Paragraphs 7.3 and 13.3 of the Lease Form and Paragraph 80 of this Addendum. The Lessor shall reimburse the Lessee on a dollar-per-dollar basis for up to a maximum of $124,034.40 (the "Tenant Improvement Allowance") of actual tenant improvement costs by providing rent abatement as provided in this Paragraph 54.

     (b) Rent shall be abated in the amount of up to a maximum of $17,719.20 per month until the entire Tenant Improvement Allowance has been exhausted; provided that (i) such abatement shall be provided only during the months of September through February, inclusive (the "Window Period"), during the term of the Lease; (ii) Lessee shall be entitled to abatement in any month during the Window Period only to the extent Lessee has, before the commencement of any such month, incurred tenant improvement costs which have been approved by Lessor (in the manner described in Paragraph 54(d) below) prior to the commencement of such month, and with respect to which Lessee has not previously received rent abatement, and (iii) rent shall not be abated for more than a total of $53,157.60 during the 1995-1996 Window Period, nor more than a total of $70,876.80 during any subsequent Window Period.

     (c) The Lessee shall be responsible for all operating expenses, insurance, CAM and real estate taxes during those months that rent is abated.
          The Lessor shall provide the rent abatement with the requirement that $40,000.00 of the Lessor's reimbursable tenant improvement allowance must be applied toward the preparation and installation of Vi-Tax floor sealer on the pound floor of the premises. The remaining $84,034.40 shall be used for general improvements such as carpet, paint, lighting, HVAC, electrical, additional office, ADA upgrades and tile floors, and for building permits, and architectural and design fees incurred in connection with the foregoing improvements. Should the scope of tenant improvements exceed $124,034.40, the Lessee shall pay for any excess costs. Subject to the foregoing, the allowance shall not be applied to those improvements reasonably deemed by Lessor to be for Lessee's specialized use. Lessor and Lessee hereby agree to the improvements noted on the space plan attached hereto as Exhibit B. Any departure from said plan must be pre-approved in writing by both parties.

     (d) Lessee shall submit paid construction invoices to Lessor upon completion of all tenant improvements. The invoices shall be approved by Lessor prior to Lessee receiving any rent abatement. Said approval shall not be unreasonably withheld. Construction invoices will be verified and approved by Lessor within five business days of receipt. If Lessor does not reject a construction invoice in writing to Lessee within the five business day period, then such invoice shall be deemed approved by Lessor.

55.  Governmental Approval.  Lessee shall obtain any and all approvals required
     ---------------------
     for Lessee's construction of interior improvements within the Premises and Lessee's intended use of the Premises.

56.  Definition of Hazardous Substances.  In Paragraph 6.2(a) of the Lease Form,
     ----------------------------------
     the definition of Hazardous Substances shall not include those substances which are only classified as hazardous or as requiring disclosure by Proposition 65. Furthermore, nothing in the Lease shall be interpreted to prohibit storage and use, or to require a report to or permission from Lessor, with respect to reasonable quantities of common cleaning solutions which are used solely for janitorial purposes and office products, such as photocopier toner and whiteout.

57.  Storage and Use of Hazardous Substances.  Lessor consents to the storage
     ---------------------------------------
     and use on the Premises of the substances listed in Exhibit C, provided the storage and use of such substances is in accordance with the Uniform Building Code Tables 9A & 9B (attached as Exhibit D). Lessee, and not Lessor, shall be responsible for remediation of any contamination of the Premises with Hazardous Substances which occurs as a result of the acts or omissions or Lessee, its agents, employees, assignees, sublessees, and contractors.

58.  Security Deposit Increase.  In Paragraph 6.2(a) of the Lease Form, Lessor's
     -------------------------
     ability to demand an increase in the security deposit shall be limited to the instance where a complaint is filed by any municipal, state, or federal governmental or quasi-governmental agency, department, commission, board or bureau against Lessee concerning Lessee's alleged discharge, disposal, spillage, storage, generation, use, or cleanup of Hazardous Substances on, in, or under the Premises. The maximum amount the security deposit may be rated in such instance is 100 percent. If such complaint is dismissed with prejudice, then the increase in the security deposit shall be returned to Lessee.

59.  Environmental Indemnifications.  Lessee shall indemnify and hold Lessor
     ------------------------------
     harmless against any claim or liability regarding the use and storage of any toxic materials or environmental contamination in, on, or under the Premises resulting from Lessee's occupancy and use of the Premises. Lessor likewise shall indemnify and hold Lessee harmless against any claim or liability regarding the use and storage of any toxic materials or environmental contamination in, on, or under the Premises prior to Lessee's possession of the Premises commencing at the term of this Lease as defined in Paragraph 1.3 of the Lease Form.

60.  Insurance.  Paragraph 6.3 of the Lease Form is amended as follows with
     ---------
     respect to Lessee's responsibility to comply with the "requirements of any applicable fire insurance underwriter or rating bureau." If Lessee is notified that it is out of compliance with such requirements and Lessee informs Lessor than it would prefer not to comply with such requirements, then Lessor agrees to use reasonable efforts promptly to find a substitute insurer which does not impose the objected to requirements and which meets the standards imposed by Paragraph 8.5 of the

     Lease Form. If after a reasonable time Lessor through the exercise of diligent efforts is unable to find such a substitute insurer, then Lessee agrees to comply with such requirements.

61.  Inspection.  Paragraph 6.4 of the Lease Form is amended to require Lessor
     ----------
     to give Lessee, except in the case of an emergency, at least 24 hours notice prior to inspection of the building on the Premises and to inspect the building only during Lessee's normal business hours. An emergency is defined as a situation which requires immediate action by Lessor to avoid or remediate significant contamination or damage to the Premises. Lessor shall comply with Lessee's standard security procedures during such inspections and shall use reasonable efforts to minimize the disruption of Lessee's business during such inspection. Lessee shall have no obligation to pay for inspections if the existing or imminent violation or contamination results from contamination prior to the occupancy of the Premises by Lessee or results from activities off of the Premises.

62.  Repairs.  The plumbing facilities shall not be used for any other purpose
     -------
     than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from violation of this provision shall be borne by Lessee.

63.  Maintenance of Parking Lot and Structural Components.  Within two years
     ----------------------------------------------------
     after the Commencement Date, Lessor agrees to reseal the parking lot and restripe the parking spaces. Once this work is done, Lessee shall thereafter be responsible for maintenance of the parking lot. Lessor shall be responsible, at its sole cost and expense for maintaining, repairing, and replacing, if necessary, the structural components of the Premises, including foundation, exterior walls, and roof (excluding roof membrane except as otherwise provided in this Addendum), unless the damage is caused by Lessor, its agent, contractors, or licensees.

64.  Repairs and Replacements of the Premises, Systems and Equipment.  Subject
     ---------------------------------------------------------------
     to Paragraphs 50, 62 and 63 of this Addendum, Paragraph 9 of the Lease Form (as amended by this Addendum), and the last sentence of this paragraph, if any portion of the Premises and/or any systems or equipment therein (other than the roof membrane, which is addressed below) shall need repair and/or replacement, Lessee shall perform and pay for such repair and/or replacement but only if the cost thereof does not exceed $5,000, and if the cost of the repair and/or replacement exceeds $5,000, Lessor shall perform and pay for such repair and/or replacement, subject to reimbursement from Lessee in accordance with the next succeeding sentence. Lessee shall immediately reimburse Lessor the first $5,000 of such cost, and thereafter, on a monthly basis (concurrently with payments of rent), Lessee shall reimburse Lessor the monthly amortized cost of such repair and/or replacement in excess of $5,000, with such amortization computed on a straight line basis over the useful life of the repair and/or replacement; provided that Lessee's obligation to reimburse such monthly amortized cost shall be limited to that amount which is attributable to the term of the Lease as it may be extended. With respect to repairs and replacements of the roof membrane, the foregoing provisions shall apply, except that such reference to $5,000 shall be deemed instead to be $10,000. Notwithstanding the foregoing provisions of this paragraph, if the repair and/or replacement is caused by the faulty maintenance by Lessee or its contractors, and/or other acts or omissions of Lessee, its contractors, agents, employees, or invitees, or if the repair or replacement is to an improvement, equipment, or system which Lessee is required to remove at termination or expiration of the Lease, then Lessee shall perform and pay for the full cost of such repair and/or replacement.

65.  Exception to Lessor Approval.  Notwithstanding the provisions of Paragraph
     ----------------------------
     7.3(a) of the Lease Form, Lessee shall not be required to obtain the approval of Lessor for improvements which are not structural, which do not require the issuance of a building permit, and which do not cost in their entirety more than $15,000.

66.  Removal of Improvements.  Lessee shall be required to remove at Lease
     -----------------------
     termination or expiration all Lessee Owned Alterations and Utility Installations unless such items are marked with an "x" on Exhibit B hereto or unless Lessor and Lessee have agreed in writing that an Item need not be removed. Lessee shall have the right to remove any air handlers installed by it Lessee shall repair any damage caused by the removal of such items.

61.  Earthquake Insurance.  If Lessor reasonably needs to obtain a new loan on
     --------------------
     the building and such loan is not effectively available from any reasonably acceptable lender without Lessor obtaining earthquake coverage on the building on the Premises, then Lessee agrees to pay for such earthquake insurance as part of its obligations to reimburse Lessor for insurance costs. Otherwise, Lessee shall not be responsible for payment of earthquake insurance on the Premises.

68.  Replacement of Lessee Owned Alterations.  Paragraph 8.4 of the Lease Form
     ---------------------------------------
     is modified to require Lessee to restore only those Lessee Owned Alterations and Utility Installations which are damaged or destroyed in an insured event and which are either marked by an "x" in Exhibit B or have previously been agreed to by Lessor and Lessee in writing as items that need not be removed at lease termination.

69.  Subrogation Waiver.  If Lessor is unable to obtain liability insurance from
     ------------------
     a company which meets the standards set forth in Paragraph 8.5 of the Lease Form unless the parties agree to relinquish the waiver of subrogation in Paragraph 8.6 of the Form Lease, then the parties agree to discuss such matter and to relinquish the waiver of subrogation if, after such discussion, Lessor insists on such relinquishment.

70.  Lessee's Indemnification.  At the beginning of Paragraph 8.7 of the Lease
     ------------------------
     Form, insert the following: "Except for the negligence or willful misconduct of Lessor, its agents, employees, contractors, or invitees, or Lessor's breach of this Lease,"

71.  Lessor's Indemnification.  Except for the negligence or willful misconduct
     ------------------------
     of Lessee, its agents, employees, contractors, or invitees, or Lessee's breach of this Lease, Lessor shall indemnify, protect, defend and hold harmless Lessee, its employees, agents, and contractors from and against any and all claims damages, costs, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of Lessor's ownership or operation of the Premises, the negligence or willful misconduct of Lessor, its agents, employees, contractors, or invitees, and any breach of this Lease by Lessor. Such indemnification shall be subject to the provisions of the last three sentences of Paragraph
     8.6 of the Lease Form but with the duties of Lessor and Lessee reversed.

72.  Exemption of Lessor from Liability.  At the beginning of Paragraph 8.8 of
     ----------------------------------
     the Lease Form, insert the following: "Except for the negligence or willful misconduct of Lessor, its agents, employees, contractors, or invitees, or Lessor's breach of this Lease,"

73.  Damage or Destruction.  Promptly after the occurrence of substantial damage
     ---------------------
     to the Premises (but in no account later than 30 days thereafter), Lessor shall furnish Lessee with the written opinion of Lessor's architect or construction consultant as to when the restoration work required of Lessor will likely be completed. Lessee shall have the right to terminate this Lease in the event any of the following occurs:

     (a) The Premises are damaged by any peril and, in the opinion of Lessor's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage. Such right to terminate under this provision may be exercised only by delivery to Lessor of a written notice of election to terminate within 15 days after Lessee's receipt of the written opinion of Lessor's architect or construction consultant concerning the time necessary to accomplish such restoration.

     (b) Such restoration is not substantially completed within 180 days after the date of such damage. Such right to terminate under this provision may be exercised only by delivery to Lessor of a written notice of election to terminate within 15 days after 180 days after the date of such damage.

74.  Real Property Taxes.  For the first five years of the Lease term, Lessee
     -------------------
     shall not be responsible for paying any increase in Real Property Taxes to the extent such increase is due to a sale of the Premises. Furthermore, Lessee shall not be responsible for paying any environmental charges, assessments, or other governmental impositions relating to environmental contamination on the Premises or in the vicinity of the Premises if such charges or assessments were levied as a result of Lessor's activities with respect to the Premises.

75.  Assignment and Subletting.  Lessee agrees to notify Lessor as soon as
     -------------------------
     possible after it enters into serious negotiations for subletting or assigning the Lease. Once Lessor receives formal notification of a proposed subletting or assigning the Lease pursuant to Paragraph 12.1 of the Lease Form, it shall use reasonable efforts to respond thereto within 10 business days, in the case of a sublet of a portion of the Premises, and within five business days, in the case of an assignment or sublet of all of the Premises. If Lessor does not respond in writing to Lessee concerning such notice within the foregoing applicable time period, then the subletting or assignment shall be deemed approved. If Lessor denies approval of the proposed sublet or assignment, it will state its reasons therefor in the notice to the Lessee. Lessor may withhold approval of a proposed sublessee or assignee if such entity proposes to use, or may reasonably be expected to use, an amount of Hazardous Substances annually of more than 1,000 pounds, 110 gallons, or 400 cubic feet of gas (calculated at standard temperature and pressure).

76.  Exemption from Approval Requirements.  The provisions of Paragraph 12.1(b)
     ------------------------------------
     of the Lease Form shall not apply in the case of an initial public offering of Lessee stock or in the case of a merger in which Lessee is the surviving entity.

77.  Subletting and Assignment.  Notwithstanding anything in Paragraph 12.3 or
     -------------------------
     elsewhere in the Lease Form to the contrary, Lessee shall pay Lessor 50 percent of the Net Amount (as hereinafter defined) actually received by Lessee from a subtenant, assignee, or other transferee in connection with the sublease, assignment, or other transfer of Lessee's interest under the Lease. For purposes of the preceding sentence, the "Net Amount" received by Lessee means the amount, if any, by which the gross rentals and other monies actually received by Lessee from a sublessee or assignee for any such sublease or assignment exceed the sum of (i) the amounts payable by Lessee to Lessor under the lease (including, without limitation, all Base Rent and all other amounts payable under the Lease by Lessee for management fees and to reimburse Lessor for operating expenses, insurance, taxes, and other so-called "additional rent" and "net" expenses), plus (ii) Lessee's out-of-pocket costs incurred in connection with such subletting or assignment, including without limitation all legal fees and costs, brokerage commissions, tenant improvements, and tenant improvement allowances, cost of furnishings, fixtures and equipment sold to the sublessee or assignee, and other tenant inducements related to such subletting or assignment.

78.  Default; Breach.  Any reference in the Lease (other than in Paragraph 13 of
     ---------------
     the Lease Form) to the terms "default," "breach," or other failure by Lessee to perform under the Lease shall be construed as a "Default" and not as a "Breach, as those terms are defined in Paragraph 13.1 of the Lease Form.

79.  Notice of Default.  The clause ending on the sixth line of Paragraph
     -----------------
     13.1(c) of the Lease Form with the words, ".. ., where any such failure continues for a period of ten (10) days following written notice thereof by or on behalf of Lessor to Lessee..." hereby is deleted and replaced with the following:

          "..., but only where any such failure referred to in clauses (i) through (vii) of this sentence continues for a period of ten (10) business days following written notice thereof by or on behalf of Lessor to Lessee . . ."

80.  Inducement Recapture.  Paragraph 13.3 of the Lease Form is modified so that
     --------------------
     the recapture of the value of the seven months' free rent offered to offset the tenant improvements paid for by Lessee shall be amortized on a straight-line basis over the initial term of the Lease in the event of a Breach by Lessee. For example, if the Breach occurs at the end of the fourth year of the Lease, the Lessee shall be responsible for payment of one-fifth of the free rent granted under the Lease.

81.  Emergency Response Time.  Notwithstanding the thirty-day cure periods
     -----------------------
     specified in Paragraphs 13.1(d) and 13.5 of the Lease Form, in the event of an emergency (which for the purposes of this paragraph shall mean an event or circumstance which if not remedied promptly is likely to result in immediate personal injury, death or immediate and significant property damage), Lessee and Lessor, respectively, shall be obligated to act and respond under Paragraphs 13.1(d) and 13.5, respectively, within the time period in which a reasonably prudent person would act and respond after first learning of the emergency. Lessee shall promptly report in writing to Lessor any conditions or deficiencies in the Premises for which Lessor is responsible. Lessor shall not be responsible for remediating such condition or deficiency until it has notice thereof from Lessee or otherwise.

82.  Condemnation.  Notwithstanding any provision of Paragraph 14 of the Lease
     ------------
     Form to the contrary, if more than ten percent of the parking spaces on the Premises are taken by condemnation, Lessee shall be entitled to an abatement of rent of $50.00 from monthly Base Rent for each parking space so taken. In the event of any award resulting from the condemnation of all or any portion of the Premises, in addition to Lessee's recovery of Lessee's relocation expenses and the loss of Lessee's Trade Fixtures, Lessee shall be entitled to the sum attributable to the amount, if any, by which the market rental value of the Premises for the remainder of the term (including any Extended Term, as defined in Paragraph 92 hereof) exceeds the Base Rent payable for the remainder of the term.

83.  Tenancy Statement.  Paragraph 16.2 of the Lease Form is modified to require
     ------------------
     Lessee to produce copies of only a balance sheet, although Lessee must, upon request by the lender or purchaser, allow such entity to look at, but not copy, a current profit and loss statement.

84.  Lessor's Liability.  Paragraph 17 of the Lease Form is modified to make it
     ------------------
     clear that, in the event of a sale or transfer of the property, Lessor is not relieved of its obligations for indemnification for events that occurred prior to assignment of the Lease.

85.  Notices.  Notices to Lessee should be sent "Attention: Chief Financial
     -------
     Officer," and Lessor shall use reasonable efforts to send a copy of all notices under the Lease to Jonathan E. Rattner, Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, CA 94301, although the failure to send a copy to Mr. Rattner shall not be considered defective delivery.

86.  Waivers.  Paragraph 24 of the Lease Form, with regard to waivers, shall
     -------
     apply to waivers by either Lessor or Lessee.

87.  Holdover.  Paragraph 26 of the Lease Form is modified to require Lessee to
     --------
     pay rent during a holdover with Lessor's consent at an amount equal to 125 percent of the rent in effect during the month immediately preceding the holdover. If Lessee holds over without Lessor's consent, the holdover rent shall be 200 percent of such previous rent.

88.  Non-Disturbance.  Lessor agrees to use reasonable efforts to obtain
     ---------------
     promptly a non-disturbance agreement for Lessee from its current lender.

89.  Attornment.  Paragraph 30.2 of the Lease Form is amended to eliminate items
     ----------
     (i) and (ii) to the extent such elimination is permitted by present and future agreements with Lessor's lenders.

90.  Lessor's Access.  Paragraph 32 of the Lease Form is amended to require
     ---------------
     Lessor to give Lessee notice and to comply with security provisions as set forth in Paragraph 6.4 of the Lease Form, as amended herein.

91.  Options Personal to Lessee.  Notwithstanding any provision of Paragraph
     --------------------------
     39.2 of the Lease Form to the contrary, to the extent Lessee makes a permitted assignment or sublease of the entire Premises, such assignee or subtenant shall acquire the same rights as Lessee enjoys with respect to any such Option.

92.  Option to Renew Lease.
     ---------------------

     (a) If Lessee is not in default of the Lease, Lessee shall have two successive three year options to renew the Lease at the fair market rent per square foot for similar buildings in general vicinity of the Premises. Each such option shall be exercised by giving written notice to Lessor at least 180 day before the expiration date of the then current Lease term as it may be extended by exercise of an option granted hereunder. If the parties are unable to agree on the fair market rent for the option periods within 30 days after Lessee gives Lessor of the option exercise, then Lessor and Lessee shall each appoint an MAI real estate appraiser with at least five years full-time commercial appraisal experience in the geographical area in which the Premises are located, to appraise the then fair market rent. If a party does not appoint an appraiser within ten days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rent as provided herein. For purposes of the Lease, "fair market rent" shall be deemed to mean the base amount of rental which would typically be paid by a tenant under a lease such as this for premises of a similar type, size, design, and quality in the same area under market leasing conditions existing at that time, excluding rent concessions and tenant improvements being offered on comparable properties.

     (b) If the two appraisers are appointed by the parties as stated herein, they shall meet promptly and attempt to appraise and set the then fair market rent. If they are unable to agree within 30 days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this section, within ten days after the last day the two appraisers are given to set the fair market rent. If they are unable to agree on a third appraiser, either of the parties to the Lease, by giving ten days notice to the other party, may apply to the presiding judge of the Superior Court for Santa Clara County for the selection of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one-half of the cost of appointing the third appraiser, and of paying the third appraiser's fees. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

     (c) Within 30 days after the selection of the third appraiser, a majority of the appraisers shall appraise and set the fair market rent. If a majority of the appraisers are unable to so set the fair market rent within the stipulated period of time, the three appraisals of same shall be added together and their total divided by three. The resulting quotient shall be considered the fair market rent. If, however, the low appraisal and/or the high appraisal are more than ten percent lower or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be considered the fair market rent.

     (d) Notwithstanding any provision of this Paragraph 92 to the contrary, the words "same area," "geographical area," "general vicinity," or words of similar import shall mean that portion of the East Bay region of the San Francisco Bay area commonly known as the "680-880 corridor." The fair market rent during the period covered by each option

          (the "Extended Term") shall be computed on a "net" basis and shall be compared to other net leases for properties comparable to the Premises. In that regard, the appraisers shall compare the amounts payable with respect to the Premises on account of taxes, insurance, operating expenses, and similar "additional rent" amounts to the amounts that are attributable to and would be paid by the tenant of each other property that is compared to the Premises. Such determination also shall take into account that, with respect to the lease of the Premises to Lessee during the Extended Term, Lessee shall not be receiving any tenant improvement allowance, and Lessor will not be required to pay any lease commissions.

     (e) Notwithstanding any provision of this Paragraph 92 to the contrary, if Lessee is dissatisfied with the determination of the amount of the rent for any Extended Term, Lessee shall have the right to rescind its exercise of the option by giving written notice thereof to Lessor within 15 days after the rent is determined.

93.  Brokers.
     -------

     (a) Lessor and Lessee acknowledge that BT Commercial is representing Lessor and CB Commercial is representing the Lessee.

     (b) Lessor to pay a commission to Brokers in accordance with the Exclusive Listing Agreement with BT Commercial upon Lessor's receipt of Lessee's written approval of all contingencies to the Lease and the Base rent payable upon execution of the Lease.


     IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS ADDENDUM EFFECTIVE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


LESSOR:                                  LESSEE:

JOSEPH RUBINO AND                        HEADWAY TECHNOLOGIES, INC.
DOROTHY RUBINO                           "A California corporation"
INTERVIVOS TRUST
ET AL.


By: /s/ Joseph Rubino                    By: /s/ Signature Illegible
   ---------------------------              --------------------------
     Joseph Rubino

By: /s/ Dorothy Rubino                   Its: President & CEO
   ---------------------------               -------------------------
     Dorothy Rubino